EXHIBIT (d)
SECURITIES OF THE REGISTRANT OUTSTANDING AS OF JUNE 30, 2010
     Data provided in relation to the Securities of Registrant outstanding as of June 30, 2010 are audited figures.
Outstanding Domestic A$ Indebtedness of the Registrant as at June 30, 2010

Coupon Rate	Face Value	Market Value	Date of
(% per annum)	(A$)	(A$)	Maturity
7.00	5,450,079,000	5,531,525,373	1-Dec-10
6.00	6,250,703,000	6,451,354,416	1-May-12
5.25	948,918,000	969,844,393	1-May-13
5.50	2,109,882,000	2,191,302,351	1-Aug-13
5.50	4,013,098,000	4,183,635,133	1-Aug-14
6.00	1,526,000,000	1,597,355,057	1-Apr-16
5.50	4,395,932,000	4,532,159,503	1-Mar-17
6.00	4,512,712,000	4,761,139,996	1-Apr-19
6.00	2,508,995,000	2,600,799,127	1-May-20
6.00	1,074,875,000	1,125,023,564	1-Jun-20
6.00	3,029,607,000	3,161,849,346	1-May-23
3.75*	1,068,690,000	1,129,411,500	20-Nov-20
2.75*	1,963,445,250	1,830,676,876	20-Nov-25
2.50*	998,197,200	858,229,680	20-Nov-35
Various	48,897,400	50,023,896	Various 2010
Various	49,239,800	50,867,251	Various 2011
Various	77,156,882	79,667,329	Various 2012
Various	50,353,685	46,821,636	Various 2013
Various	7,872,700	8,043,812	Various 2014
Various	3,465,400	3,528,627	Various 2015
Various	10,239,000	13,475,806	Various 2016
Various	82,000,000	79,475,580	Various 2028

Total Domestic A$ Indebtedness	40,180,358,317	41,256,210,250

*	Bonds are capital indexed bonds
Outstanding Foreign Currency Denominated Offshore Indebtedness of
the Registrant as at June 30, 2010

					A$ Market
Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	Valuation
2009	USD	176,782,557		March 11, 2011	176,850,585
2002	JPY	7,991,476	0	Nov 27, 2017	7,798,850
2002	JPY	13,319,126	0	Dec 20, 2017	13,292,303
2003	JPY	13,319,126	0	Jan 28, 2021	13,280,842
2001	JPY	9,323,388	0	Dec 13, 2021	9,305,977
2001	JPY	9,323,388	0	Dec 17, 2021	9,305,197
2001	JPY	6,659,563	0	Dec 20, 2021	6,646,151
2002	JPY	6,659,563	0	Jan 25, 2022	6,640,869
2002	JPY	46,616,942	0	Nov 7, 2022	46,558,688
2003	JPY	6,659,563	0	Jan 6, 2023	6,643,711
2003	JPY	13,319,126	0	Jan 12, 2023	13,318,423
2003	JPY	9,323,388	0	Jan 16, 2023	9,298,683
2003	JPY	13,319,126	0	Feb 26, 2023	13,314,621
2003	JPY	26,638,253	0	Aug 24, 2023	26,630,506
2003	JPY	13,319,126	0	Aug 25, 2023	13,315,169
2003	JPY	13,319,126	0	Sep 8,2023	13,313,625
2005	JPY	13,319,126	0	Jul 25, 2025	13,317,602

					A$ Market
Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	Valuation
2002	JPY	10,655,301	0	Oct 28, 2027	10,643,842
2003	JPY	6,659,563	0	Jan 28, 2028	6,640,421
2003	JPY	26,638,253	0	Feb 4, 2028	26,557,290
2003	JPY	21,310,602	0	Feb 18, 2028	21,238,672
2003	JPY	10,655,301	0	Mar 22, 2029	10,610,481
2003	JPY	21,310,602	0	Mar 25, 2032	20,889,155
2002	JPY	13,319,126	0	Apr 3,2032	13,258,633
2002	JPY	14,651,039	0	May 6, 2032	14,573,236
2002	JPY	7,991,476	0	May 22, 2032	7,945,820
2003	JPY	13,319,126	0	Jul 29, 2032	13,317,427
2002	JPY	19,978,689	0	Sep 17, 2032	19,968,756
2002	JPY	6,659,563	0	Sep 25, 2032	6,635,967
2002	JPY	6,659,563	0	Oct 1, 2032	6,655,334
2002	JPY	6,659,563	0	Nov 19, 2032	6,650,089
2002	JPY	19,978,689	0	Nov 27, 2032	19,947,126
2002	JPY	7,991,476	0	Dec 2, 2032	7,978,390
2002	JPY	23,974,427	0	Dec 3, 2032	23,934,670
2002	JPY	21,310,602	0	Dec 17, 2032	21,269,021
2002	JPY	27,970,165	0	Dec 18, 2032	27,913,835
2002	JPY	18,646,777	0	Dec 20, 2032	18,609,224
2003	JPY	26,638,253	0	Jan 14, 2033	26,777,676
2003	JPY	19,978,689	0	Jan 27, 2033	19,958,114
2003	JPY	30,633,990	0	Jan 28, 2033	30,564,257
2003	JPY	15,982,952	0	Feb 10, 2033	15,932,072
2003	JPY	13,319,126	0	Feb 14, 2033	13,275,448
2003	JPY	13,319,126	0	Feb 18, 2033	13,274,171
2003	JPY	13,319,126	0	Feb 23, 2033	13,331,717
2003	JPY	13,319,126	0	Feb 28, 2033	13,270,975
2003	JPY	13,319,126	0	Mar 4, 2033	13,269,543
2003	JPY	47,948,855	0	Mar 10, 2033	47,882,171
2003	JPY	13,319,126	0	Mar 12, 2033	13,313,002
2003	JPY	13,319,126	0	Mar 15, 2033	13,312,753
2003	JPY	39,957,379	0	Mar 17, 2033	39,921,535
2003	JPY	26,638,253	0	Mar 20, 2033	26,624,012
2003	JPY	46,616,942	0	Mar 24, 2033	46,418,348
2003	JPY	211,774,108	0	Mar 25, 2033	211,109,244
2003	JPY	26,638,253	0	Apr 21, 2033	26,612,645
2003	JPY	14,651,039	0	Apr 23, 2033	14,576,731
2003	JPY	13,319,126	0	Apr 28, 2033	13,250,932
2003	JPY	15,982,952	0	May 20, 2033	15,982,775
2003	JPY	13,319,126	0	Jun 9, 2033	13,267,753
2003	JPY	58,604,156	0	Jun 24, 2033	58,422,259
2003	JPY	14,651,039	0	Jul 21, 2033	14,649,685
2003	JPY	14,651,039	0	Jul 22, 2033	14,649,621
2003	JPY	13,319,126	0	Jul 25, 2033	13,317,602
2003	JPY	17,314,864	0	Jul 26, 2033	17,312,883
2003	JPY	13,319,126	0	Jul 28, 2033	13,317,485
2003	JPY	114,544,486	0	Aug 5, 2033	114,379,824
2003	JPY	13,319,126	0	Aug 18, 2033	13,315,761
2003	JPY	33,297,816	0	Aug 25, 2033	33,287,921
2003	JPY	13,319,126	0	Sep 2, 2033	13,314,372
2003	JPY	13,319,126	0	Sep 8, 2033	13,313,625
2003	JPY	13,319,126	0	Sep 9, 2033	13,313,500
2003	JPY	22,642,515	0	Sep 10, 2033	22,632,738
2003	JPY	18,646,777	0	Sep 20, 2033	18,636,808
2003	JPY	13,319,126	0	Nov 12, 2033	13,301,645
2004	JPY	15,982,952	0	Feb 23, 2034	15,927,088
2005	JPY	13,319,126	0	Mar 20, 2034	13,263,101
2004	JPY	13,319,126	0	Aug 11, 2034	13,316,353
2004	JPY	9,323,388	0	Sep 15, 2034	9,318,927
2004	JPY	13,319,126	0	Oct 18, 2034	13,306,974
2004	JPY	13,319,126	0	Nov 24, 2034	13,299,131
2005	JPY	6,659,563	0	Mar 12, 2035	6,632,982
2005	JPY	19,978,689	0	May 11, 2035	20,513,448
2005	JPY	10,655,301	0	May 18, 2035	10,640,310
2005	JPY	6,659,563	0	Aug 8, 2035	6,658,261

					A$ Market
Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	Valuation
2005	JPY	6,659,563	0	Sep 27, 2035	6,655,629
2006	JPY	6,659,563	0	Mar 21, 2036	6,631,550
2006	JPY	6,659,563	0	Mar 27, 2036	6,655,629
2007	JPY	6,659,563	0	Mar 17, 2037	6,656,252
2007	JPY	6,659,563	0	Mar 26, 2037	6,630,478
2009	GBP	443,678,950	5.00%	Feb 25, 2039	531,622,635
2009	JPY	199,786,894	2.60%	Apr 15, 2039	231,596,832

Total		2,535,751,858			2,652,556,374

*	Coupons listed as zero denote debt issued in the form of power reverse dual currency bonds, in which any coupon is linked to a specific formula.
Outstanding A$ Offshore Indebtedness of
the Registrant
Global A$ Bonds
As at June 30, 2010

Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
7.00	Dec 1, 2010	875,437,000	888,532,550
6.00	May 1, 2012	1,580,534,000	1,631,490,417
5.50	Aug 1, 2014	1,120,819,000	1,168,913,343
5.50	Mar 1, 2017	2,603,190,000	2,685,554,934
6.00	Apr 1, 2019	74,642,000	78,801,052

Total		6,254,622,000	6,453,292,296

A$ Euro Medium Term Notes
As at June 30, 2010

Year of Issue	Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
2000	0.00%	Sep 3, 2010	215,814,000	214,018,922
2000	1.40%	Sep 29, 2010	225,978,000	224,083,655
2009	0.35%	Feb 14, 2014	39,482,000	33,604,072
2009	1.00%	Sep 2, 2019	30,000,000	20,216,986
1990	0.00%	Nov 23, 2020	453,730,000	256,314,296

Total			995,004,000	748,237,931

     The Registrant raises funds in both the domestic and international capital markets, with the market value of borrowings under management as at June 30, 2010 of A$51.1 billion which includes A$9.9 billion of offshore debt based on the prevailing rates of exchange at June 30, 2010. The Registrant hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.
     The following table shows at June 30, 2010 the amount of principal of the Registrant’s outstanding indebtedness maturing over the next five years and for subsequent years. This table includes borrowings made by authorities for which debt service responsibility has been assumed by the Registrant.

	(A$ million)
	0-3 months	3-12 months	1-5 years	Over 5 years	Total
Offshore Debt	1,338	2,202	3,787	4,768	12,095
Domestic Debt	372	7,222	19,592	29,120	56,306

	1,710	9,424	23,379	33,888	68,401

Exchange Rate of the Australian Dollar
     Exchange rates for the major currencies in which debt of the Registrant is denominated, expressed as an Australian dollar against the foreign currency equivalent, are shown in the table below:

Currency as at June 30	2006	2007	2008	2009	2010
US Dollar	0.7433	0.8487	0.9615	0.8114	0.8485
Japanese Yen	85.11	104.70	102.06	77.76	75.08
GB Pounds	0.4049	0.4236	0.4829	0.4872	0.5634

Source:	Reserve Bank of Australia